SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7, 2004

AMERICAN LAND LEASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09360	84-1038736
(State or other jurisdiction of	(Commission File	(IRS Employer
Incorporation or organization)	Number)	Identification No.)

29399 US HWY 19 NORTH, SUITE 320, CLEARWATER, FL 33761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 726-8868

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.	REGULATION FD DISCLOSURE

American Land Lease, Inc. (“ALL”) announces that Robert Blatz, President and COO, and Shannon Smith, CFO, will attend the 2004 NAREIT Institutional Investor Forum on Tuesday and Wednesday, June 8 and 9, 2004. ALL management will discuss information as provided in the presentation entitled, “NAREIT Institutional Investor Conference June 2004,” which is available on American Land Lease’s Website at the link: http://www.americanlandlease.com/Investor Relations/Financial/NAREIT June 2004.pdf and is furnished herewith. The information contained on American Land Lease’s website is not incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN LAND LEASE INC. (Registrant)

By	/s/ Shannon E. Smith
Shannon E. Smith Chief Financial Officer

Date: June 9, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	NAREIT June 2004 Presentation